Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC APPOINTS JEFFERY L. TAYLOR AS VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AND
ANNOUNCES RETIREMENT OF CFO JOHN J. HAINES

•Jeffery L. Taylor has been appointed VP – CFO of Franklin Electric Co., Inc., effective June 14, 2021
•John J. Haines, VP – CFO of Franklin Electric Co., Inc., retires after 13 years
•Mr. Taylor brings over 20 years of finance leadership experience to Franklin Electric, including most recently as the CFO of Blue Bird Corporation (NASDAQ: BLBD)

Fort Wayne, IN – June 14, 2021 – Franklin Electric Co. Inc. (NASDAQ: FELE) announced today that Jeffery L. Taylor has been appointed Vice President and Chief Financial Officer effective June 14, 2021. John J. Haines has retired as Vice President and Chief Financial Officer of the Company but will support Mr. Taylor through an interim period to ensure a seamless transition.

“Jeff brings strong financial leadership, operational expertise and public company experience to Franklin Electric. His deep experience in supporting commercial and manufacturing organizations and proven track record of driving change that supports long-term value creation will be invaluable. I look forward to his unique perspective and skills contributing to our outstanding leadership team,” commented Gregg C. Sengstack, CEO and Chairperson of Franklin Electric.

Mr. Sengstack continued, “John Haines joined Franklin Electric in 2008, during the height of the financial crisis. He has led our finance organization through a period of significant growth, both organic and inorganic. As a key member of the Franklin leadership team, he had a significant impact on our strategic direction and made many contributions to our Company. John will be available for the balance of 2021 to assist Jeff with his transition to Franklin Electric. We wish John all the best for his future and thank him for his years of service.”

Most recently, Mr. Taylor was the CFO of Blue Bird Corporation (NASDAQ: BLBD), a leading manufacturer of school buses, since 2020. He had previously been Senior Vice President and Chief Financial Officer of Wabash National Corporation (NYSE: WNC) from 2014 to 2020. Earlier in his career, Mr. Taylor worked at King Pharmaceuticals and Eastman Chemical Company, progressing through multiple finance positions that supported commercial and manufacturing business teams, Financial Planning and Analysis, Treasury, and Investor Relations.

Mr. Taylor holds a bachelor’s degree in chemical engineering from Arizona State University and a Master of Business Administration from the University of Texas.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

Franklin Electric Contact:

Victoria Sivrais
Partner
Clermont Partners, LLC
312-690-6004
FELEIR@clermontpartners.com